
<ARTICLE>                  5

<PERIOD-TYPE>                                        3-MOS
<FISCAL-YEAR-END>                                    MAR-31-2000
<PERIOD-END>                                         JUN-30-1999
<CASH>                                               584,989
<SECURITIES>                                         642,828
<RECEIVABLES>                                        33,660
<ALLOWANCES>                                         000
<INVENTORY>                                          000
<CURRENT-ASSETS>                                     000
<PP&E>                                               11,648,366
<DEPRECIATION>                                       000
<TOTAL-ASSETS>                                       28,549,567<F1>
<CURRENT-LIABILITIES>                                000
<BONDS>                                              000
<COMMON>                                             000
<PREFERRED-MANDATORY>                                000
<PREFERRED>                                          000
<OTHER-SE>                                           17,142,650
<TOTAL-LIABILITY-AND-EQUITY>                         28,549,567<F2>
<SALES>                                              000
<TOTAL-REVENUES>                                     524,865<F3>
<CGS>                                                000
<TOTAL-COSTS>                                        000
<OTHER-EXPENSES>                                     849,347<F4>
<LOSS-PROVISION>                                     000
<INTEREST-EXPENSE>                                   200,949
<INCOME-PRETAX>                                      000
<INCOME-TAX>                                         000
<INCOME-CONTINUING>                                  000
<DISCONTINUED>                                       000
<EXTRAORDINARY>                                      000
<CHANGES>                                            000
<NET-INCOME>                                         (6,456)<F5>
<EPS-BASIC>                                        (0.09)
<EPS-DILUTED>                                        000

<F1>Included  in Total  Assets:  Investments  in Local Limited  Partnerships  of
$15,124,282, Deferred charges, net of $209,934, Tenant security deposits of $99,209, Mortgagee escrow deposits of $181,264 and other assets of $25,035.
<F2>Included  in  Total  Liabilities  and  Equity:   Mortgage  note  payable  of
$8,342,683, Accounts payable to affiliates of $116,699, Accounts payable and accrued expenses of $71,093, Interest payable of $46,302, Tenant security deposits payable of $71,010, Payable to affiliated developer of $2,482,000 and Minority interest in Local Limited Partnership of $277,130. <F3>Total revenue includes: Rental of $421,142, Investment of $17,941 and Other of $85,782.
<F4>Included in Other  Expenses:  Asset  management fee of $46,669,  General and administrative of $67,590, Rental operations, exclusive of depreciation of $168,021, Bad debt of $221,039, Property management fee of $21,277, Depreciation of $137,654 and Amortization of $187,097. <F5>Net Loss reflects: Equity in income of Local Limited Partnerships of $198,566, Minority interest in losses of Local Limited Partnerships of $108,487, Loss on liquidation of interest in Local Limited Partnership of $6,486 and Gain on transfer on assets $218,408.

